                                                                 Exhibit 10(1)-3

                                AMENDMENT NO. 2

                                      TO

                    PPL OFFICERS DEFERRED COMPENSATION PLAN

     WHEREAS, PPL Services Corporation ("PPL") has adopted the PPL Officers Deferred Compensation Plan ("Plan") effective July 1, 2000; and

     WHEREAS, the Plan was amended and restated effective July 1, 2000, and subsequently amended by Amendment No. 1; and

     WHEREAS, PPL desires to further amend the Plan;

     NOW, THEREFORE, the Plan is hereby amended as follows:

I.   Effective December 1, 2000, Articles 2, 5 and 6 are amended to read:

2.   Definitions.

(q) "Total Amount Payable" means the amount credited to a Participant's Account plus the calculated rate of return pursuant to paragraph 5(e).

5. Account. PPL shall maintain an Account in the name of each Participant. Such Account shall be maintained as follows:

     (a) PPL shall credit the Deferred Cash Compensation to Participant's Account on a daily basis for each business day as if Cash Compensation that would have been paid was paid over each business day of the calendar year.

     (e) Participant's Account shall be credited in substantially equivalent frequency and with a calculated rate of return substantially equivalent to the rate of return that would have been realized had the Account been invested in one or more mutual fund choices offered by the PPL Deferred Savings Plan as of December 1, 2000. The mutual fund or funds utilized to calculate the rate of return on the Participant's Account shall be that mutual fund or funds elected by the Participant in writing on an election form submitted to the EBPB. The Participant may change investment choices in the same manner as may be permitted by the PPL Deferred Savings Plan for Participant funds in that Plan as of December 1, 2000.

6.   Payment of Account - General Provisions

(d) So long as there is a balance in Participant's Account, the balance shall be credited with the calculated rate of return pursuant to paragraph 5(e). For any installment or other payment from the Account, the calculated rate of return shall accrue until the last business day as may be practicable prior to that payment to Participant or his beneficiary.

II. Except as provided for in this Amendment No. 2, all other provisions of the Plan shall remain in full force and effect.

          IN WITNESS WHEREOF, this Amendment No. 2 is executed this _____ day of _____________________, 2000.

                                           PPL SERVICES CORPORATION


                                           By:__________________________________
                                               Charles P. Pinto
                                               Vice President - Human Resources

                                      -2-